Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Chesapeake Energy Corporation of our report dated February 17, 2021 relating to the financial statements of Vine Oil & Gas LP, appearing in Registration Statement No. 333-259252 on Form S-4 of Chesapeake Energy Corporation.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 5, 2021